Exhibit 10.7

OPTION AWARD AGREEMENT

Under the Cannes Holding Parent, Inc. 2019 Equity Incentive Plan

THIS OPTION AWARD AGREEMENT (this “Option Agreement”) is made and entered into as of [•], 2019 between Cannes Holding Parent, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).

The Company hereby grants to the Participant an option (the “Option”) to purchase certain Common Shares on the terms and conditions as set forth in this Option Agreement and in the Cannes Holding Parent, Inc. 2019 Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1. Exercise Price; Number of Common Shares; Date of Grant. The exercise price at which each Common Share subject to the Option may be purchased (the “Exercise Price”), the number of Common Shares for which the Option may be exercised (and how many of such Common Shares are Time-Vesting Options and Performance-Vesting Options, each as defined in Exhibit A) and the date of grant of the Option (the “Grant Date”) are as set forth in Exhibit A to this Option Agreement.

SECTION 2. Term and Vesting Schedule. The Option shall not be exercisable to any extent after the tenth anniversary of the Grant Date (the “Expiration Date”). Subject to the terms and conditions of this Option Agreement and the Plan, including Section 6.01 of the Plan, the Option shall vest and the Participant shall be entitled to exercise the Option (prior to the Expiration Date) and to purchase Common Shares subject to the Option in accordance with the schedule set forth in Exhibit A to this Option Agreement.

SECTION 3. Notice of Exercise, Payment and Certificate. Exercise of the Option, in whole or in part, shall be by delivery of a notice to the Company as provided in Section 11 that specifies the number of Common Shares being purchased and is accompanied by payment of the Exercise Price therefor and any associated withholding taxes, each in cash, in Common Shares owned by the Participant, or such other consideration as may be permitted by the Committee pursuant to Section 6.01(e) of the Plan. Promptly after receipt of such notice and payment of the Exercise Price and associated withholding taxes (or adequate provision therefor to the extent provided under Article 8 of the Plan or otherwise as permitted by the Committee), the Company shall deliver to the person exercising the Option a certificate, or other indication of ownership, for the number of Common Shares purchased and, if applicable, the Joinder Agreement attached as Exhibit B to this Option Agreement. Common Shares to be issued upon the exercise of the Option may be either authorized and unissued Common Shares or Common Shares which have been reacquired by the Company.

SECTION 4. Termination of Employment or Service. In the event of a termination of the Participant’s employment or service with the Company or any of its Subsidiaries, the Option may be exercised as follows:

(a)            Death or Disability. If the Participant’s employment or service with the Company or any of its Subsidiaries terminates due to his or her death or Disability, the Participant (or, in the case of his or her death, his or her Permitted Transferees) shall have the right to exercise any portion of the Option that has vested for a period which ends on the earlier of (i) one year after such termination of employment or service and (ii) the Expiration Date, and any portion of the Option that remains unexercised at the end of such period shall immediately be forfeited and canceled without any payment or consideration being due from the Company.

(b)            Termination for Cause. If the Participant’s employment or service with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause, both the vested and unvested portion of the Option shall be immediately forfeited and canceled in its entirety without any payment or consideration being due from the Company.

(c)            Other Terminations. In the case of any termination of the Participant’s employment or service with the Company or any of its Subsidiaries other than as set forth in Section 4(a) or Section 4(b) above, the Participant shall have the right to exercise any portion of the Option that was vested as of such termination date for a period which ends on the earlier of (i) ninety (90) days after such termination of employment or service, or (ii)    the Expiration Date, and any portion of the Option that remains unexercised at the end of such period shall be immediately forfeited and canceled without any payment or consideration being due from the Company. Notwithstanding the foregoing, if the Participant’s employment or service with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, the unvested portion of the Option (as of the date on which the Participant’s employment terminates) will remain outstanding and eligible to vest for ninety (90) days following such termination in the event a Change in Control is consummated during such period and will be forfeited at the end of such period if no Change in Control has occurred.

(d)            Company Call Right; Clawback. In the case of (i) any termination of the Participant’s employment or service with the Company or any of its Subsidiaries for any reason or (ii) a Restrictive Covenant Breach, as defined in the Shareholders Agreement, the Company shall have a Call Option, as defined in the Shareholders Agreement, with respect to (x) the Option and (y) any Common Shares that have been issued upon exercise of the Option, in each case pursuant to Section 4.06 of the Shareholders Agreement. In addition, if, following any purchase of the Participant’s Options and/or Common Shares pursuant to Section 4.06 of the Shareholders Agreement, the Participant engages in a Restrictive Covenant Breach or there exists Grounds for Cause (each as defined in the Shareholders Agreement), the Participant will be required to repay all amounts received in connection with the purchase of any such Options and/or Common Shares.

(e)            Unvested Portion. Except as provided in the second sentence of Section 4(c) above, any portion of the Option that is unvested as of the date of the 2 Participant’s termination of employment or service with the Company or any of its Subsidiaries shall be immediately forfeited and canceled as of the date of the Participant’s termination of employment or service with the Company or any of its Subsidiaries for no consideration.

SECTION 5. Change in Control. In the event of a Change in Control, (i) with respect to then outstanding Time-Vesting Options, the portion of such Time-Vesting Options that is then unvested will accelerate and vest in full, and the Time-Vesting Options will be fully exercisable as of a time immediately prior to such Change in Control and (ii) with respect to then outstanding Performance-Vesting Options, such Performance-Vesting Options (or a portion thereof) will vest to the extent that the applicable Performance Conditions (as defined in Exhibit A) have been satisfied prior to or in connection with such Change in Control.

SECTION 6. Representations. The Participant represents and warrants that:

(a)            If the Participant qualifies as an “Accredited Investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) he or she has completed Annex I hereto, in accordance with the instructions therein.

(b)            Any Common Shares the Participant may acquire upon exercise of the Option will be for the Participant’s own account for investment and not with any view to the distribution thereof, and the Participant will not sell, assign, transfer or otherwise dispose of any of the Common Shares underlying the Option, or any interest therein, in violation of the Securities Act or any applicable state securities law.

(c)            The Participant understands that (i) the Common Shares acquired upon exercise of the Option will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration and (ii)    the certificates representing such Common Shares will bear appropriate legends restricting the transferability thereof.

(d)            The Participant understands that the Company Group will rely upon the completeness and accuracy of these representations in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirms that all such representations are accurate and complete. The Participant will notify the Company immediately of any changes in any of such information occurring during the term of the Option.

SECTION 7. [Restrictive Covenants. As a condition precedent to receiving the Option granted pursuant to this Option Agreement, the Participant shall execute and agrees to be subject to the restrictive covenants as set forth in Annex II.]1[Intentionally Omitted]

SECTION 8. Integration of Shareholders Agreement and Award Terms; Spousal Consent. In consideration of, and as a condition to, the grant of the Option and the right to receive Common Shares upon the exercise of the Option, to the extent that the Participant is not already a “Shareholder” or “Management Shareholder” (as those terms are defined in the Shareholders Agreement), the Participant must execute and deliver to the Company an instrument or instruments substantially in the form of Exhibit B hereto pursuant to which the Participant has agreed to be bound as a “Shareholder” and “Management Shareholder” by the terms of the Shareholders Agreement. For the avoidance of doubt, (i) the Participant shall have no rights as a Shareholder or Management Shareholder under the Shareholders Agreement during any period that the Participant is not the record owner of Common Shares; and (ii) the provisions of the Plan and this Option Agreement will at all times take precedence over the terms of the Shareholders Agreement to the extent that the provisions of the Plan and this Option Agreement provide for the adjustment or cancelation of the Option upon specified events, including, without limitation, as provided under Articles 3, 4 and 6 of the Plan. The Participant agrees to cause any current or future spouse of his or hers to deliver to the Company a consent in the form of the consent set forth in Exhibit C hereto validly executed by such spouse on the date hereof or promptly after any such person becomes his or her spouse, as applicable.

1 Note to Draft: Restrictive covenants to be included for those Participants who do not have employment agreements containing comparable restrictive covenants.

SECTION 9. Governing Law; Waiver of Jury Trial. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws rules of such state. By accepting this Option, the Participant waives, to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting this Option, the Participant certifies that no officer, representative, or attorney of the Company or the Company Group, or other Person, has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan or this Option Agreement, nothing herein is to be construed as limiting the ability of the Company and the Participant to agree to submit disputes arising under the terms of the Plan or any Option made thereunder to binding arbitration or as limiting the ability of the Company to require the Participant to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

SECTION 10. Interpretation. The Participant accepts the Option subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Option Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan and/or this Option Agreement. The Participant acknowledges receiving a copy of the Plan.

SECTION 11. Notices. Any notice under this Option Agreement shall be (i) if in writing, effective when delivered in person or 3 business days after being deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Participant at his or her last known address on the books of the Company or, in the case of the Company, at the address set forth below, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 11, or (ii) if delivered by electronic email transmission, effective when a receipt of such e-mail is requested and received.

c/o TPG Global, LLC

301 Commerce St, Suite 3300

Fort Worth, TX 76102

Attention: Adam Fliss

E-mail: AFliss@tpg.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: H. Oliver Smith; Darren M. Schweiger

E-mail: oliver.smith@davispolk.com;

darren.schweiger@davispolk.com

SECTION 12. Sections and Headings. All section references in this Option Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Option Agreement.

SECTION 13. Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Option Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Option Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executed as of the date first above written.

Cannes Holding Parent, Inc.

By:
Name:
Title:

PARTICIPANT

By:
Name:

[Signature Page for Option Award Agreement]

ANNEX I

1.	The Participant is an Accredited Investor as a result of meeting one or more of the criteria set forth in items 2(a) through (d) below, and the Participant reasonably believes he or she will continue to be an Accredited Investor for the duration of the period during which the Option is exercisable in accordance with its terms (check the relevant response):

Yes ____________ No ____________

2.	If the answer to Question 1 above is yes, the Participant is an Accredited Investor because he or she certifies that (check all appropriate descriptions that apply):

a.	____________ The Participant has individual net worth, or joint net worth with his or her spouse, exceeding $1,000,000. For purposes of this Question 2, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities.

b.	____________ The Participant had individual income exceeding $200,000 in each of the last two calendar years and the Participant has a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this Question 2(b), “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

c.	____________ The Participant had joint income with his or her spouse exceeding $300,000 in each of the last two calendar years and the Participant has a reasonable expectation of reaching the same income level in the current calendar year, as defined in (b) above.

d.	____________ The Participant is a director or executive officer of the Company. (For purposes of this Question 2(d), executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

3.	The Participant is qualified to purchase the Common Shares underlying the Option because he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment.

Yes ____________ No ____________

4.	The Participant has sufficient knowledge and experience in similar investments to evaluate the merits and risks of an investment in the Company. Yes ____________ No ____________

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ANNEX II

RESTRICTIVE COVENANT AGREEMENT

As a material condition to being granted the Option, [•] (the “Participant”) agrees to be bound by this Restrictive Covenant Agreement (this “Agreement”), made by and between the Participant and the Company, effective as of [•], 2019. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement entered into as of the date hereof or the Plan (as defined in the Option Agreement).

SECTION 1. Non-Competition. In consideration of the covenants and agreements set forth in this Agreement, the Participant covenants and agrees with the Company that, while employed by the Company Group or providing services to the Company Group, and for a period of one (1) year thereafter, the Participant shall not, directly or indirectly, either for the Participant or for or through any affiliate, individual, corporation, partnership, joint venture or other entity, participate in any business or enterprise conducting or proposing to conduct business similar to or competitive with any business engaged (or proposed to be engaged pursuant to an approved business plan of the Company as of the Participant’s termination) in by the Company or any of its Subsidiaries in the United States and such other country or countries where the Company or any of its Subsidiaries is engaged (or so proposed) in such business. For purposes of this Agreement, the term “participate in” shall include having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture or other business entity (whether as a director, officer, manager, representative, supervisor, employee, agent, consultant or otherwise), other than ownership of up to 2% of the outstanding stock of any class which is publicly traded.

SECTION 2. Non- Solicitation of Company Employees. While employed by the Company Group or providing services to the Company Group, and for a period of one (1) year thereafter, the Participant will not, directly or indirectly solicit, aid in solicitation of, induce, encourage or in any way cause any employee, contractor or business partner of the Company or its affiliates to leave the employ of or cease the relationship with the Company or its affiliates, or interfere with such employee’s, contractor’s or business partner’s relationship with the Company or its affiliates.

SECTION 3. Non-Solicitation of Company Customers and Suppliers. While employed by the Company Group or providing services to the Company Group, and for a period of one (1) year thereafter, the Participant will not, directly or indirectly, for his own account or for the benefit of any natural person, corporation, partnership, limited liability company, trust, estate, joint venture, sole proprietorship, government, governmental agency, association, cooperative or other entity (collectively “Person”):

(a)       solicit or service, or aid in the solicitation or servicing of any Person or entity which is or was a customer or prospective customer of the Company or supplier of the Company or its Subsidiaries within three (3) years prior to the Participant’s termination (the “Companies’ Customers/Prospects”), for the purpose of (A) selling services or goods in competition with the Business of the Company; (B) inducing the Companies’ Customers/Prospects to cancel, transfer or cease doing business in whole or in part with the Company or its affiliates or (C)   inducing the Companies’ Customers/Prospects to do business with any Person or business entity in competition with the Business of the Company. The term “Business of the Company”, as used herein, shall mean the business that the Company and its Subsidiaries are engaged in at any time during the two (2) year period immediately preceding the Participant’s employment or service termination date or engages or proposes to engage (in connection with such proposal, the Company or its Subsidiaries shall have taken some material planning action toward engaging in such proposed activity) as of the Participant’s employment or service termination date.

(b)       solicit, or aid in the solicitation of any Person or entity which is or was a supplier or prospective supplier of the Company or supplier of the Company or its Subsidiaries within three (3) years prior to the Participant’s termination (the “Companies’ Suppliers/Prospects”), for the purpose of (A) buying goods in competition with the Business of the Company; (B) inducing the Companies’ Suppliers/Prospects to cancel, transfer or cease doing business in whole or in part with the Company or its Subsidiaries or (C) inducing the Companies’ Suppliers/Prospects to do business with any Person or business entity in competition with the Business of the Company.

SECTION 4. Non-Disclosure. Other than as required by law or in furtherance of the Business of the Company, as defined herein, in the ordinary course in his capacity as an employee of or service provider to the Company Group or in accordance with Section 6, the Participant will not, at any time, except with the express prior written consent of the Board, directly or indirectly, disclose, communicate, transfer or divulge to any Person or entity, or use for the benefit of any Person or entity, any secret, non-public, confidential or proprietary knowledge or information of the Company Group including, but not limited to, customer and client lists, customer and client accounts and information, prospective client, customer, contractor and subcontractor lists and information, services, techniques, methods of operation, pricing, costs, sales, sales strategies and methods, marketing, marketing strategies and methods, products, product development, research, know-how, policies, financial information, financial condition, business strategies and plans and any other information of the Company Group which is not generally available to the public and which has been developed or acquired by the Company Group (collectively, “Confidential Information”). Upon the expiration or termination of the Participant’s employment or services with the Company Group, the Participant shall immediately deliver to the Company all memoranda, books, papers, letters, and other data (whether in written form or computer stored), and all copies of same, which were made by or on behalf of the Participant or otherwise came into his possession or under his control at any time prior to the expiration or termination of the Participant’s employment or service with the Company Group, and that contain any Confidential Information or in any way relate to the Business of the Company as conducted or as planned to be conducted by the Company Group on the date of the expiration or termination, except for documents relating to his compensation, equity or benefits. For the purposes of this Section 4 information or proprietary information shall not be deemed Confidential Information to the extent that it: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the Participant; or (ii) becomes known to the Participant after the Participant’s termination of employment or service with the Company Group, without restriction, from a source other than the Company without breach of this any agreement with the Company by the Participant and otherwise not in violation of the Company’s rights.

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SECTION 5. Non-Disparagement. The Participant will not, at any time, directly or indirectly, publish or communicate disparaging or derogatory statements or opinions about the Company or any other member of the Company Group, or any of their respective employees, officers, directors, managers, members, partners, or stockholders, including but not limited to, disparaging or derogatory statements or opinions about the Company Group’s management, products or services, to any third party. The restrictions of this Section 5 shall not apply to truthful statements made in court, arbitration proceedings or mediation proceedings or in documents produced or testimony given in connection with legal process that are based on the Participant’s reasonable belief and are not made in bad faith.

SECTION 6. Permitted Disclosures. The Participant has the right under federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental entities and self-regulatory organizations. As such, nothing in this Agreement or otherwise prohibits or limits the Participant from disclosing this Agreement to, or from cooperating with or reporting violations to or initiating communications with, the SEC or any other such governmental entity or self-regulatory organization, and the Participant may do so without notifying the Company. The Company Group may not retaliate against the Participant for any of these activities, and nothing in this Agreement or otherwise requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other governmental entity or self-regulatory organization. Moreover, nothing in this Agreement or otherwise prohibits the Participant from notifying the Company that the Participant is going to make a report or disclosure to law enforcement. Notwithstanding anything to the contrary in this Agreement or otherwise, as provided for in the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)), the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Without limiting the foregoing, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the Participant (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.

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SECTION 7. Acknowledgement. The Participant acknowledges that the terms of this Agreement are reasonable and necessary in light of his or her unique position, responsibility and knowledge of the operations of the Company Group and the unfair advantage that his or her knowledge and expertise concerning the business of the Company Group would afford a competitor of the Company or its Subsidiaries and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. If the final judgment of a court of competent jurisdiction, or any final non-appealable decision of an arbitrator in connection with a mandatory arbitration, declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court or arbitrator making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed. The Participant acknowledges that the Company Group and the shareholders of the Company would be irreparably harmed by any breach of this Agreement and that there would be no adequate remedy at law or in damages to compensate the Company Group and the shareholders of the Company for any such breach. The Participant agrees that the Company shall be entitled to injunctive relief, without having to post bond or other security, requiring specific performance by him or her of this Agreement in addition to any other remedy to which the Company is entitled at law or in equity, and consents to the entry thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Cannes Holding Parent, Inc.

By:
Name:
Title:

PARTICIPANT

By:
Name:

[Signature Page for Restrictive Covenant Agreement]

EXHIBIT A

GRANT NOTICE OF OPTION

1.	Number of Common Shares underlying the Option	[•] in the aggregate, of which

[•][2] will be “Time-Vesting Options” and

[•][3] will be “Performance-Vesting Options”

2.	Type of Award	Nonqualified Stock Option

3.	Exercise Price Per Common Share of the Option	$[•]

4.	Grant Date	[•], 2019

5.	“Vesting Commencement Date”	[•], 2019

6.	Vesting Schedule	Options may not be exercised unless and until they have vested, as determined on a per Common Share basis.

Time-Vesting Options will vest 20% on the first anniversary of the Vesting Commencement Date and the remainder in 16 equal 3-month installments over the following four years (measured from the same day of each third calendar month as corresponds to the Vesting Commencement Date).

Performance-Vesting Options will vest upon satisfaction of the Performance Conditions in accordance with the terms set below, subject to the Participant’s continued employment (except as otherwise provided in the second sentence of Section 4(c) of the Agreement) through the date or time any applicable Performance Condition is satisfied.

7.	“Performance Conditions”	The Performance Conditions with respect to Performance-Vesting Options will be satisfied, as determined by the Committee in its good faith discretion, in accordance with the conditions set forth below.

2 Note to Draft: To be 50% of total Options.

3 Note to Draft: To be 50% of total Options.

Twenty percent (20%) of the Performance-Vesting Options will be eligible to performance-vest each year, subject to the Company’s achievement of the following annual EBITDA targets (“Annual EBITDA Targets”) for each specified performance year:

• 2019: $47 million
• 2020: $58 million
• 2021: $74 million
• 2022: $93 million
• 2023: $117 million

The Committee may, in its good faith discretion, make equitable adjustments to any Annual EBITDA Target(s) in the event that the Company or any of its subsidiaries enters into an agreement for the acquisition of a company or division of a company or for the disposition of a division or material product(s) of the Company or other extraordinary events for which adjustments are customary, in either case requiring Board approval.

The applicable portion of the Performance-Vesting Options will vest, to the extent the applicable Annual EBITDA Target is met, upon certification by the Committee of the annual financial results for the applicable year.

To the extent that any Performance-Vesting Options do not (or have not yet) become performance-vested pursuant to achievement of the Annual EBITDA Targets, then, if, at any time prior to or upon the Performance Condition End Date (and subject to the Participant’s continued employment or service with the Company Group through any relevant time) (the additional vesting described below, “Catch-Up Vesting”):

i. the Sponsors receive a 2.5X Multiple-of-Money Return, to the extent that less than 50% of the Performance-Vesting Options are performance-vested, a total of 50% of the Performance-Vesting Options will become vested; and

ii. the Sponsors receive a 3.0X Multiple-of-Money Return, the entire unvested portion of the Performance-Vesting Options will become vested.

For the avoidance of doubt, any portion of the Performance-Vesting Options that have not satisfied the applicable Annual EBITDA Target or the Catch-Up Vesting provisions above, as of the date of the Participant’s cessation of employment or service with the Company Group shall, except as set forth in Section 4(c) of the Option Agreement, be forfeited and shall not be eligible to vest under any provision of this Exhibit A or otherwise regardless of whether any Annual EBITDA Target has been met or if the Catch-Up Vesting conditions are satisfied.

8.	Change in Control; Performance Condition End Date	Upon the consummation of a Change in Control, (i) the service vesting conditions with respect to all Options will be satisfied in full and (ii) all Performance-Vesting Options that have not become vested pursuant to the achievement of the Annual EBITDA Targets or do not satisfy the Catch-Up Vesting criteria will be immediately forfeited without any payment or consideration due from the Company.

In addition, on the Performance Condition End Date, all Performance-Vesting Options that have not become vested pursuant to the achievement of the Annual EBITDA Targets or do not satisfy the Catch-Up Vesting criteria will be immediately forfeited without any payment or consideration due from the Company

9.	Definitions	“EBITDA” means the consolidated EBITDA of the Company, as determined by the Board consistent with the metrics otherwise used by Company management for setting and measuring performance goals and budgeting.

“Equity Securities” means the equity securities of any kind of the Company acquired by the Sponsors (including (x) any and all equity securities of any kind whatsoever of the Company which may be issued in respect of, or in exchange for, any equity securities (the “Original Securities”) pursuant to a merger, consolidation, stock split, stock dividend or recapitalization or otherwise (in which the amount of cash paid for such securities shall be the amount of cash paid by the Sponsors for the Original Securities) and (y) any options, warrants or other rights to acquire any equity security of the Company). For the avoidance of doubt, Equity Securities shall not include debt securities, whether or not convertible into equity securities.

“Marketable Securities” means any securities (A) issued by an issuer (other than the Company or any of its Subsidiaries, or any of its or their successors) with a market capitalization of the issuer equal to or greater than $500 million; (B) that are of a class of securities listed or otherwise traded on a major national or international securities exchange or trading system; and (C) that are or were issued to the holder thereof (x) in a transaction registered under the Securities Act (or similar applicable non-US law, as applicable), (y) the resale of which by the holder thereof is otherwise registered under the Securities Act (or similar applicable non-US law) or (z) that are otherwise tradable by the holder thereof without unreasonable restriction under applicable laws; provided, however, that Marketable Securities shall not include any such equity securities described above to the extent that, and only for so long as, the equity securities of such type or class received by the Sponsors (x) are subject to a contractual lock-up or similar agreement restricting transferability, (y) may not be distributed or resold pursuant to Rule 144 under the Securities Act (or any successor provision thereof), without volume limitation or other restrictions on transfer under Rule 144 under the Securities Act (or any successor provision thereof), including without application of paragraphs (c), (e), (f) and (h) of such Rule 144, or (z) are subject to any other prohibitions or material restrictions on transfer under applicable securities laws (including, for example, the Sponsor’s possession of material nonpublic information which, if used in purchasing or selling such equity securities, could result in a violation of Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended) it being understood, for the avoidance of doubt, that if securities are not Marketable Securities at the time received by the Sponsors but later become Marketable Securities in accordance with the foregoing, such securities shall be deemed Marketable Securities from and after such later date provided that such date occurs prior to the Performance Condition End Date. The fair market value of the Marketable Securities on any relevant date shall be equal to the average of the volume-weighted trading price of such Marketable Securities over each of the forty-five (45) consecutive trading days immediately preceding (and including) such Measurement Date; provided, however, that the Committee shall be entitled to make equitable adjustments in good faith to such valuation methodology in the event of an extraordinary transaction occurring during any such forty-five (45) trading day period ending on such Measurement Date.

“Multiple-of-Money Return” means, as of the time of any determination, a number determined by dividing (x) the Sponsor Proceeds at or prior to such time by (y) the aggregate amount of cash or other consideration paid by the Sponsors for their Equity Securities.

“Performance Condition End Date” means the date on which either of the following occurs: (i) the Sponsors in the aggregate beneficially own less than 20% of the voting Equity Securities of the Company (or the voting equity securities of any surviving, successor or resulting entity in any transaction that does not constitute a Change in Control) or (ii) the date on which a Change in Control occurs.

“Sponsors” means the TPG Investors.

“Sponsor Proceeds” means, as of the time of any determination, the sum of the amount of cash and Marketable Securities received at or prior to such time by the Sponsors with respect to any Equity Securities, in each case, net of any out of pocket transaction costs and expenses incurred by the Sponsors (other than income and capital gains taxes) in connection with the reception of such amounts. Sponsor Proceeds shall include (A) any cash proceeds and the fair market value of any Marketable Securities resulting from the sale or exchange of Equity Securities (including as a result of a sale of, merger by or other business combination transaction involving the Company), and (B) any cash dividends or distributions (whether or not extraordinary) paid, or other distributions made, in respect of any Equity Securities (including in connection with a recapitalization or any similar transaction). Any cash proceeds which are not actually received by the Sponsors at the consummation of any transaction but are subject to a contingency or future event (including cash proceeds placed in escrow and cash proceeds subject to an earn out) shall not be included in the determination unless and until such proceeds are actually paid out to the Sponsors or otherwise cease to be subject to such contingency or future event. For the avoidance of doubt, (x) Sponsor Proceeds shall not include any management, advisory, monitoring, transaction or similar fees or any principal or interest payments in respect of any debt securities paid to the Sponsors (other than debt securities converted into equity securities), and (y) in no event shall any amounts paid or payable to holders of Options or other equity compensation awards of any type be considered cash received by the Sponsors.

EXHIBIT B

JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of September 4, 2019 (the “Shareholders Agreement”) among the Company and certain other Persons listed on the signature page of the Shareholders Agreement, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” and a “Management Shareholder” thereunder as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _____________________________

By:
Name: [•]

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EXHIBIT C

CONSENT OF SPOUSE

The undersigned spouse of Participant who is the signatory to the foregoing Option Agreement has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the Option as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Name:
Spouse of [•]

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